UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 25, 2014

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

 0-50385

 (Commission File Number)

 90-0821083

 (IRS Employer Identification No.)

 20301 Ventura Blvd, Suite 126

 Woodland Hills, California 91364

 (Address of Principal Executive Offices and zip code)

(800) 977-5255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to Form 8-K originally dated April 25, 2014 and filed with the SEC on April 30, 2014 disclosed four (4) separate Restricted Stock Cancellation Agreements. This Form 8-K corrected the disclosure related to these transactions.

 Item 1.01.

 Entry into a Material Definitive Agreement.

On April 25, 2014, GrowLife, Inc. (the “Company”) entered into four separate Restricted Stock Cancellation Agreements with several independent members of the Company’s Board of Directors pursuant to which the Directors agreed to each cancel 500,000 shares of the Company’s restricted common stock granted to each Director in March, 2014. The Restricted Stock was granted as part of a quarterly independent director compensation plan instituted by resolution of the Board of Directors in August 2012. The Board of Directors ratified the four separate Cancellation Agreements on June 20, 2014.

Upon execution of the Agreements, all rights to or under the Restricted Stock by the Directors was terminated and said Restricted Stock was canceled and delivered back to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 GrowLife, Inc.

 Date:  June 20, 2014

 By:

 /s/ Marco Hegyi

 Marco Hegyi

 President